Exhibit 5.1

October 15, 2021

Stronghold Digital Mining, Inc.

595 Madison Avenue, 29th Floor

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel for Stronghold Digital Mining, Inc.,  a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) (File No. 333-259734), originally filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2021 with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 12,184,994 of shares of Class A common stock (the “Class A Common Stock”), $0.0001 par value per share (the “Selling Stockholder Shares”), that are issuable upon (i) conversion of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation and (ii) conversion of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), in accordance with the terms of the Certificate of Designation of the Series B Convertible Redeemable Preferred Stock, in each case after taking into account the Stock Split (as defined and as described in the Registration Statement and the prospectus (the “Prospectus”) relating thereto). The Series A Preferred Stock and Series B Preferred Stock will convert into Class A Common Stock upon effectiveness of the Registration Statement as part of the Preferred Stock Conversion (as defined and as described in the Registration Statement and the Prospectus).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Selling Stockholder Shares will have been issued in accordance with the terms of the Amended and Restated Certificate of Incorporation and the Certificate of Designation of the Series B Convertible Redeemable Preferred Stock, as applicable, (iii) the Second Amended and Restated Certificate of Incorporation of the Company, in the form filed as an exhibit to the Registration Statement, will have become effective, (iv) the Stock Split will have been effected in the manner described in the Registration Statement and the prospectus relating thereto, and (v) all Selling Stockholder Shares will be issued and sold in compliance with

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applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to the date hereof; (ii) the form of Second Amended and Restated Certificate of Incorporation of the Company, the form of Amended and Restated Bylaws of the Company, and the form of Third Amended and Restated Limited Liability Company Agreement of Stronghold Digital Mining Holdings LLC, each filed as an exhibit to the Registration Statement, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as of April 1, 2021, by and among the Company and the investors listed on Schedule A thereto filed as an exhibit to the Registration Statement, and (vi) the Registration Rights Agreement, dated as of May 14, 2021, by and among the Company and the investors listed on Schedule A thereto filed as an exhibit to the Registration Statement.

We have also reviewed such questions of law as we have deemed necessary or appropriate.  As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, upon conversion of the Company’s Series A Preferred Stock and Series B Preferred Stock, each in accordance with the terms thereof, and after taking into account the Stock Split, the Selling Stockholder Shares will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and the foregoing opinions are limited to the matters expressly

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stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P